                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY


Name                                    State of Incorporation     Date of Incorporation       Status
----                                    ----------------------     ---------------------       ------
Big City NY, Inc.                       New York                   November 26, 1997           Wholly-owned by
                                                                                               VillageWorld.com, Inc.

Bagel Partners, Inc.                    Delaware                   May 7, 1996                 Wholly-owned by
                                                                                               VillageWorld.com, Inc.


Intelligent Computer Solutions, Inc.    New York                   October 21, 1994            Wholly-owned by
                                                                                               VillageWorld.com, Inc.

Village Net, Inc.                       New York                   June 6, 1995                Wholly-owned by
                                                                                               VillageWorld.com, Inc.


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